Exhibit 24.1

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

POWER OF ATTORNEY

1992 Incentive Plan

     KNOW ALL MEN BY THE PRESENTS, that each of the undersigned, on behalf of Harman International Industries, Incorporated, a Delaware corporation (the “Company”), hereby constitutes and appoints Bernard A. Girod, Frank Meredith and Edwin Summers the true and lawful attorneys or attorneys-in-fact, with full power of substitution and resubstitution, for the Company, to sign on behalf of the Company and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Company, the Company’s Registration Statement on Form S-8 for the registration of shares of the Company’s common stock issuable under the Harman International Industries, Incorporated 1992 Incentive Plan, as amended, and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective as of November 8, 2002.

/s/ Sidney Harman	/s/ Shirley M. Hufstedler

Sidney Harman	Shirley M. Hufstedler

/s/ Bernard A. Girod	/s/ Ann McLaughlin Korologos

Bernard A. Girod	Ann McLaughlin Korologos

/s/ Frank Meredith	/s/ Stanley A. Weiss

Frank Meredith	Stanley A. Weiss

/s/ Gregory P. Stapleton	/s/ Edward H. Meyer

Gregory P. Stapleton	Edward H. Meyer